SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 12, 2007

Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752

(Address of principal executive offices)
(508) 357-2221

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
SIGNATURES

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On February 12, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Evergreen Solar, Inc. (the “Company”) approved the following compensatory arrangements for the Company’s chief executive officer, chief financial officer and other named executive officers.
2006 Bonus Payments
Based on the Company’s achievement of certain financial and strategic objectives during fiscal year 2006, the Committee approved the following 2006 bonus payments under the Company’s 2006 Management Incentive Plan:

2006 Bonus
Richard M. Feldt	$264,054
Dr. Brown F. Williams	$132,029
Dr. J. Terry Bailey	$117,362
Donald Muir	$116,110
Richard G. Chleboski	$111,491
Gary T. Pollard	$93,887
2007 Bonus Targets
The Committee, after considering a competitive market review of total compensation for its executive officers, approved certain corporate goals and the following associated 2007 bonus targets under the Company’s Management Incentive Plan:

Name	Bonus (1)
Richard M. Feldt	$400,000
Michael El-Hillow	$243,750
Dr. Brown F. Williams	$243,750
Richard G. Chleboski	$172,500
Dr. J. Terry Bailey	$172,500
Gary T. Pollard	$135,000

(1)	Amounts shown represent the target bonus opportunity. Actual bonuses earned will vary depending on the Company’s achievement of certain predetermined corporate goals related to the Company’s financial and strategic performance.

2007 Long-Term Incentive Awards
The Committee authorized the grant of the following long-term equity incentive awards:

	Time-Based Restricted	Performance-Based
Name	Stock(1)	Restricted Stock(2)
Richard M. Feldt	50,000	300,000
Michael El-Hillow	200,000(3)	100,000
Dr. Brown F. Williams	25,000	100,000
Richard G. Chleboski	20,000	100,000
Dr. J. Terry Bailey	20,000	100,000
Gary T. Pollard	20,000	100,000

(1)	The time based restricted stock is subject to a four year vesting schedule.

(2)	The vesting of the performance-based restricted stock will only occur upon the achievement of all of the following accomplishments within a calendar year: (a) $400 million in revenue, (b) certain specified gross margin objectives and (c) certain specified net income objectives. All performance based restricted stock awards will expire after five years if they have not vested.

(3)	These shares were granted pursuant to the terms of Mr. El-Hillow’s offer letter with the Company.
2006 Long-Term Incentive Awards
On February 27, 2006, as disclosed in the Company’s Current Report on Form 8-K dated March 3, 2006, the Board, among other things, authorized the granting of up to an aggregate of 800,000 shares of the Company’s common stock as performance-based restricted stock awards (the “2006 Awards”) to Richard M. Feldt, Dr. Brown F. Williams, Dr. J. Terry Bailey, Richard G. Chleboski, Gary T. Pollard and Donald Muir. On February 12, 2007, the Committee amended the 2006 Awards to clarify that the 2006 Awards would only vest upon the achievement of all of the following accomplishments within a calendar year: (a) $300 million in revenue, (b) certain gross margin objectives and (c) certain net income objectives.
Amendment to Management Incentive Plan for Fiscal Year 2007
On February 12, 2007, the Committee also approved an amendment to the Company’s Management Incentive Plan for fiscal year 2007 that (i) increased the number of participation levels from four levels to six levels and (ii) established the following target bonus percentages for each of the levels:

	Previous Target Bonus %	Amended Target Bonus %
Level 6	90%	100%
Level 5	60%	75%
Level 4	15%	50%
Level 3	15%	25%
Level 2	5%	10%
Level 1	5%	5%

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.

	By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer

Dated: February 16, 2007